                                                                    EXHIBIT 23.1

                   (LETTERHEAD OF MARR, MILLER & MYERS, PSC)



                   CONSENT FOR INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.



/s/ Marr, Miller & Myers, PSC
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Corbin, Kentucky

February 3, 1997